UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Adtalem Global Education Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ADTALEM GLOBAL EDUCATION INC.
3005 Highland Parkway
Downers Grove, IL 60515-5799

SECOND SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS,
TO BE HELD ON NOVEMBER 8, 2017

Reference is made to the definitive proxy statement on Schedule 14A filed by Adtalem Global Education Inc. ("Adtalem") with the U.S. Securities and Exchange Commission ("SEC") on October 4, 2017 (the "Original Filing") and made available to Adtalem's shareholders in connection with the solicitation of proxies by Adtalem's Board of Directors for the 2017 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment and postponement of the Annual Meeting.   Adtalem filed a supplement to the Original Filing the SEC on October 11, 2017 (the "First Supplemental Filing" and, together with the Original Filing, the "Proxy Statement Filings"), which sets forth an amendment and restatement of the Third Amended and Restated Plan (the as amended and restated in the First Supplemental Filing, the "2013 Plan").  The Proxy Statement Filings contain important additional information. This supplement should be read in conjunction with the Proxy Statement Filings.

The purpose of this supplement is to provide additional information regarding the Shares Available for Issuance under the 2013 Plan, which shareholders have been asked to approve as described in Proposal No. 5 in the Original Filing.

Supplemental Disclosure In Proposal 5 of the Original Filing
The following table provides additional information regarding the shares authorized and available for issuance as of September 30, 2017, which was reported under "Shares Available for Issuance" on page 73 of the Original Filing, and updates to September 30, 2017 the information reported as of Adtalem's fiscal year end the Equity Compensation Plan table set forth on page 62 of the Original Filing.  Adtalem made its annual award grants to colleagues in August 2017 and those awards are included in the data below. This table includes all active plans.

Number of Shares Available Under All Plans (not counting share request)	Number of Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term of Outstanding Options	Number of Outstanding Full- Value Awards
1,259,119(1)	3,223,686	$35.24	5.1	1,338,842

(1)
Updated from 1,255,844 shares available as reported in the Original Filing (a difference of 3,275 shares) reflecting cancellations that were processed after the Original Filing date resulting from terminations that occurred on or prior to September 30, 2017.

Adtalem's Board of Directors recommends that you vote FOR Proposal No. 5, approval of the 2013 Plan, as amended by this supplement.

Your vote is important. Please Note: Adtalem is not sending a revised proxy card. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you wish to change your vote, you may revoke your proxy and change your vote at any time before the proxy is voted at the Annual Meeting by (1) notifying Adtalem in writing that the proxy has been revoked, (2) submitting a later-dated proxy by mail, over the telephone or through the Internet, or (3) voting in person at the Annual Meeting.

If you have not voted or you wish to change your vote, you may vote your shares as follows:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 8, 2017 — Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2017 are available at www.proxyvote.com.